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                                  EXHIBIT 11.1

                          AMERICAN ECOLOGY CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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                                             Primary Computation                        Fully Diluted Computation
                                 ----------------------------------------------   -----------------------------------------
                                    Three Months Ended        Six Months Ended    Three Months Ended      Six Months Ended
                                          June 30,                 June 30,             June 30,               June 30,
                                 ------------------------   --------------------  -------------------    ------------------
                                     1995         1994         1995        1994     1995        1994       1995      1994
                                 ----------    ----------   ----------   -------  -------      ------    --------  --------

Net income (loss)                $(32,488)      $1,474      $(34,385)    $1,523    $(32,488)   $1,474    $(34,385)   $1,523
                                 ========       ======      ========     ======    ========    ======    ========    ======
Weighted average shares
 outstanding:
 Common shares outstanding
  at end of period                  7,826        7,819         7,826      7,819       7,826     7,819       7,826     7,819
 Effect of using weighted
  average common
  common equivalent shares
   outstanding                         (5)          --            (6)       (12)         (5)       --          (6)      (12)
 Effect of shares issuable
  under stock option plans
  based on the treasury
   stock method                        --           11            --         15          --        11          --        18
                                 --------       ------      --------     ------    --------    ------    --------    ------
  Shares used in computing
   earnings (loss) per
   share                            7,821        7,830         7,820      7,822       7,821     7,830       7,820     7,825
                                 ========       ======      ========     ======    ========    ======    ========    ======
Earnings (loss) per share        $  (4.15)      $ 0.19      $  (4.40)     $0.19    $  (4.15)   $ 0.19    $  (4.40)     0.19
                                 ========       ======      ========     ======    ========    ======    ========    ======

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